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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Vaso Active Pharmaceuticals, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-112802 of Vaso Active Pharmaceuticals, Inc. on Form S-8, of our report dated March 28, 2008 related to our audits of the financial statements which appear in this Annual Report on Form 10-KSB of Vaso Active Pharmaceuticals, Inc. for the year ended December 31, 2007.





/S/STOWE & DEGON

STOWE & DEGON
WORCESTER, MASSACHUSETTS
MARCH 31, 2008